American Century Target Maturities Trust


                                                                        Page 5
                    American Century Target Maturities Trust


                                                                         Page 1
                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

         This AMENDED AND RESTATED MANAGEMENT AGREEMENT ("Agreement") is made as of the 1st day of August, 2004 by and between AMERICAN CENTURY TARGET MATURITIES TRUST, a Massachusetts business trust and registered investment company (the "Company"), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (the "Investment Manager").

         WHEREAS, the Company has adopted an Amended and Restated Multiple Class Plan dated as of September 3, 2002 (as the same may be amended from time to time, the "Multiple Class Plan"), pursuant to Rule 18f-3 of the Investment Company Act of 1940, as amended (the "Investment Company Act");

         WHEREAS, the Multiple Class Plan establishes one or more classes of shares for each series of shares of the Company;

         WHEREAS, the parties hereto have agreed to a revised methodology for calculation of the rate at which the Management Fee is payable hereunder for each series and each class of each series of shares of the Company;

         WHEREAS, the revised methodology will result in the same or lower Management Fees than those that are currently in place for each series and each class of each series of shares of the Company; and

         WHEREAS, the parties hereto desire to enter into this Agreement (i) to arrange for investment management services to be provided by the Investment Manager for all series and classes of shares issued by the Company; and (ii) to reflect the revisions to the Management Fee calculation agreed to by the Board of Directors of the Company and the Investment Manager.

         NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1. Investment Management Services. The Investment Manager shall supervise the investments of each series of shares of the Company contemplated as of the date hereof, and such subsequent series of shares as the Company shall select the Investment Manager to manage. In such capacity, the Investment Manager shall maintain a continuous investment program for each such series, determine what securities shall be purchased or sold by each series, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.

2. Compliance with Laws. All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

         (a) the Investment Company Act and any rules and regulations promulgated thereunder;

         (b)      any other applicable provisions of law;

         (c) the Declaration of Trust of the Company as amended from time to time;

         (d)      the By-Laws of the Company as amended from time to time;

         (e)      the Multiple Class Plan; and

         (f) the registration statement(s) of the Company, as amended from time to time, filed under the Securities Act of 1933 and the Investment Company Act.

3. Board Supervision. All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the direction of the Board of Trustees (collectively, the "Board of Directors", and each Trustee individually a "Director") of the Company, its executive committee, or any committee or officers of the Company acting under the authority of the Board of Directors.

     4. Payment of Expenses. The Investment Manager will pay all of the expenses of each series of the Company's shares that it shall manage, other than interest, taxes, brokerage commissions, portfolio insurance, extraordinary expenses, the fees and expenses of those Directors who are not "interested persons" as defined in Investment Company Act (hereinafter referred to as the "Independent Directors") (including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule 12b-1 under the Investment Company Act. The Investment Manager will provide the Company with all physical facilities and personnel required to carry on the business of each series that the Investment Manager shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5. Account Fees. The Board of Directors may impose fees for various account services, proceeds of which may be remitted to the appropriate Fund or the Investment Manager at the discretion of the Board. At least 60 days' prior written notice of the intent to impose such fee must be given to the shareholders of the affected series.

6.       Management Fees.

         (a) In consideration of the services provided by the Investment Manager, each class of a series of shares of the Company shall pay to the Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules described herein.

         (b)      Definitions

                  (1) An "Investment Team" is the Portfolio Managers that the Investment Manager has designated to manage a given portfolio.

                  (2) An "Investment Strategy" is the processes and policies implemented by the Investment Manager for pursuing a particular investment objective managed by an Investment Team.

                  (3) A "Primary Strategy Portfolio" is each series of the Company, as well as any other series of any other registered investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services, Inc. serves as the distributor; provided, however, that a registered investment company that invests its assets exclusively in the shares of other registered investment companies shall not be a Primary Strategy Portfolio. Any exceptions to the above requirements shall be approved by the Board of Directors of the Company

                  (4) A "Secondary Strategy Portfolio" is another account managed by the Investment Manager that is managed by the same Investment Team as that assigned to manage any Primary Strategy Portfolio that shares the same board of directors or board of trustees as the Company. Any exceptions to this requirement shall be approved by the Board of Directors of the Company

                  (5) An "Investment Category" for a series of the Company is the group to which the series is assigned for determining the first component of its management fee. Each Primary Strategy Portfolio is assigned to one of the three Investment Categories indicated below. The Investment Category assignments for the series of the Company appear in Schedule B to this Agreement. The assets in each of the Investment Categories ("Investment Category Assets") is determined as follows:

                           a) Money Market Fund Category Assets. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary Strategy Portfolios and Secondary Strategy Portfolios that invest primarily in debt securities and are subject to Rule 2a-7 under the Investment Company Act.

                           b) Bond Fund Category Assets. The assets which are used to determine the fee for this Investment Category is the sum the assets of all of the Primary Strategy Portfolios and Secondary Strategy Portfolios that invest primarily in debt securities and are not subject to Rule 2a-7 under the Investment Company Act.

                           c) Equity Fund Category Assets. The assets which are used to determine the fee for this Investment Category is the sum the assets of all of the Primary Strategy Portfolios and Secondary Strategy Portfolios that invest primarily in equity securities.

                  (6) The "Per Annum Investment Category Fee Dollar Amount" for a series is the dollar amount resulting from applying the applicable Investment Category Fee Schedule for the series of the Company (as shown on Schedule A) using the applicable Investment Category Assets.

                  (7) The "Per Annum Investment Category Fee Rate" for a series of the Company is the percentage rate that results from dividing the Per Annum Investment Category Fee Dollar Amount for the series by the applicable Investment Category Assets for the series.

                  (8) The "Complex Assets" is the sum of the assets in all of the Primary Strategy Portfolios.

                  (9) The "Per Annum Complex Fee Dollar Amount" for a class of a series of the Company shall be the dollar amount resulting from application of the Complex Assets to the Complex Fee Schedule for the class as shown in Schedule C.

                  (10) The "Per Annum Complex Fee Rate" for a class of a series of the Company is the percentage rate that results from dividing the Per Annum Complex Fee Dollar Amount for the class of a series by the Complex Assets.

                  (11) The "Per Annum Management Fee Rate" for a class of a series of the Company is the sum of the Per Annum Investment Category Fee Rate applicable to the series and the Per Annum Complex Fee Fee Rate applicable to the class of the series.

         (c) Daily Management Fee Calculation. For each calendar day, each class of each series of shares of the Company shall accrue a fee calculated by multiplying the Per Annum Management Fee Rate for that class times the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

         (d) Monthly Management Fee Payment. On the first business day of each month, each class of each series of shares of the Company shall pay the management fee to the Investment Manager for the previous month. The fee for the previous month shall be the sum of the Daily Management Fee Calculations for each calendar day in the previous month.

         (e) Additional Series or Classes. In the event that the Board of Directors shall determine to issue any additional series of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager shall enter into an Addendum to this Agreement setting forth the name of the series or classes, as appropriate, the Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.

7. Continuation of Agreement. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the execution hereof, and for as long thereafter as its continuance is specifically approved, as to each series of the Company, at least annually (i) by the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Company, and (ii) by the vote of a majority of the Directors of the Company, who are not parties to the agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

8. Termination. This Agreement may be terminated, with respect to any series, by the Investment Manager at any time without penalty upon giving the Company 60 days' written notice, and may be terminated, with respect to any series, at any time without penalty by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of such series on 60 days' written notice to the Investment Manager.

9. Effect of Assignment. This Agreement shall automatically terminate in the event of assignment by the Investment Manager, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act.

10. Other Activities. Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a Director, officer or employee of the Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

11. Standard of Care. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12. Separate Agreement. The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of a registered investment company as a separate investment company. Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the Investment Company Act, this Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each series of shares of the Company managed by the Investment Manager.

     13. Use of the Names "American Century" and "Benham." The name "American Century" and all rights to the use of the names "American Century" and "Benham" are the exclusive property of American Century Services Corporation ("ACSC"), an affiliate of the Investment Manager. ACSC has consented to, and granted a non-exclusive license for, the use by the Company and their respective series of the names "American Century" and "Benham" in the name of the Company and any series of shares thereof. Such consent and non-exclusive license may be revoked by ACSC in its discretion if ACSC, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment manager of each series of shares of the Company. In the event of such revocation, the Company and each series of shares thereof using the name "American Century" or "Benham" shall cease using the name "American Century" or "Benham", unless otherwise consented to by ACSC or any successor to its interest in such names.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first written above.



Attest:                           AMERICAN CENTURY TARGET MATURITIES TRUST

Charles A. Etherington                           William M. Lyons
Assistant Secretary                              President


Attest:                          AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

Charles C.S. Park                                 Mark Mallon
Secretary                     Senior Vice President and Chief Investment Officer

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


American Century                                                      Schedule A: Investment Category Fee Schedules
-------------------------------------------------------------------------------------------------------------------
                                                                                                           page A-2
American Century Target Maturities Trust                                         Schedule A: Category Fee Schedules
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Page A-1

                                   Schedule A

                        Investment Category Fee Schedules


Money Market Funds

=========================================== =========================================================================
                                                     Rate Schedules
Category Assets                                Schedule 1        Schedule 2         Schedule 3        Schedule 4
------------------------------------------- ----------------- ------------------ ----------------- ------------------
------------------------------------------- ----------------- ------------------ ----------------- ------------------
First $1 billion                                0.2500%            0.2700%           0.3500%            0.2300%
Next $1 billion                                 0.2070%            0.2270%           0.3070%            0.1870%
Next $3 billion                                 0.1660%            0.1860%           0.2660%            0.1460%
Next $5 billion                                 0.1490%            0.1690%           0.2490%            0.1290%
Next $15 billion                                0.1380%            0.1580%           0.2380%            0.1180%
Next $25 billion                                0.1375%            0.1575%           0.2375%            0.1175%
Thereafter                                      0.1370%            0.1570%           0.2370%            0.1170%
=========================================== ================= ================== ================= ==================


Bond Funds

====================== ==============================================================================================
                                                              Rate Schedules
Category Assets          Schedule 1      Schedule 2      Schedule 3      Schedule 4      Schedule 5     Schedule 6
---------------------- --------------- --------------- --------------- --------------- --------------- --------------
---------------------- --------------- --------------- --------------- --------------- --------------- --------------
First $1 billion          0.2800%         0.3100%         0.3600%         0.6100%         0.4100%         0.6600%
Next $1 billion           0.2280%         0.2580%         0.3080%         0.5580%         0.3580%         0.6080%
Next $3 billion           0.1980%         0.2280%         0.2780%         0.5280%         0.3280%         0.5780%
Next $5 billion           0.1780%         0.2080%         0.2580%         0.5080%         0.3080%         0.5580%
Next $15 billion          0.1650%         0.1950%         0.2450%         0.4950%         0.2950%         0.5450%
Next $25 billion          0.1630%         0.1930%         0.2430%         0.4930%         0.2930%         0.5430%
Thereafter                0.1625%         0.1925%         0.2425%         0.4925%         0.2925%         0.5425%
====================== =============== =============== =============== =============== =============== ==============

Equity Funds

========================== ===============================================
                                           Rate Schedules
Category Assets                  Schedule 1              Schedule 2
-------------------------- ----------------------- -----------------------
-------------------------- ----------------------- -----------------------
First $1 billion                  0.5200%                 0.7200%
Next $5 billion                   0.4600%                 0.6600%
Next $15 billion                  0.4160%                 0.6160%
Next $25 billion                  0.3690%                 0.5690%
Next $50 billion                  0.3420%                 0.5420%
Next $150 billion                 0.3390%                 0.5390%
Thereafter                        0.3380%                 0.5380%
========================== ======================= =======================



American Century                                                                  Schedule B: Complex Fee Schedules
-------------------------------------------------------------------------------------------------------------------
                                                                                                           page B-2
American Century Target Maturities Trust                                Schedule B: Investment Category Assignments
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Page B-1

                                   Schedule B

                         Investment Category Assignments

American Century Target Maturities Trust
=========================================================== ======================================= =================
Series                                                      Category                                 Applicable Fee
                                                                                                    Schedule Number
----------------------------------------------------------- --------------------------------------- -----------------
----------------------------------------------------------- --------------------------------------- -----------------
Target 2005 Fund                                            Bond Funds                                     3
----------------------------------------------------------- --------------------------------------- -----------------
----------------------------------------------------------- --------------------------------------- -----------------
Target 2010 Fund                                            Bond Funds                                     3
----------------------------------------------------------- --------------------------------------- -----------------
----------------------------------------------------------- --------------------------------------- -----------------
Target 2015 Fund                                            Bond Funds                                     3
----------------------------------------------------------- --------------------------------------- -----------------
----------------------------------------------------------- --------------------------------------- -----------------
Target 2020 Fund                                            Bond Funds                                     3
----------------------------------------------------------- --------------------------------------- -----------------
----------------------------------------------------------- --------------------------------------- -----------------
Target 2025 Fund                                            Bond Funds                                     3
----------------------------------------------------------- --------------------------------------- -----------------
----------------------------------------------------------- --------------------------------------- -----------------
Target 2030 Fund                                            Bond Funds                                     3
=========================================================== ======================================= =================

-------------------------------------------------------------------------------------------------------------------

American Century Target Maturities Trust                                          Schedule C: Complex Fee Schedules
-------------------------------------------------------------------------------------------------------------------
                                                                                                           Page C-1

                                   Schedule C

                              Complex Fee Schedules

========================================= ==========================================================================
                                                Rate Schedules
Complex Assets                                 Advisor Class         Institutional Class       All Other Classes
----------------------------------------- ------------------------ ------------------------ ------------------------
----------------------------------------- ------------------------ ------------------------ ------------------------
First $2.5 billion                                0.0600%                  0.1100%                  0.3100%
Next $7.5 billion                                 0.0500%                  0.1000%                  0.3000%
Next $15.0 billion                                0.0485%                  0.0985%                  0.2985%
Next $25.0 billion                                0.0470%                  0.0970%                  0.2970%
Next $25.0 billion                                0.0370%                  0.0870%                  0.2870%
Next $25.0 billion                                0.0300%                  0.0800%                  0.2800%
Next $25.0 billion                                0.0200%                  0.0700%                  0.2700%
Next $25.0 billion                                0.0150%                  0.0650%                  0.2650%
Next $25.0 billion                                0.0100%                  0.0600%                  0.2600%
Next $25.0 billion                                0.0050%                  0.0550%                  0.2550%
Thereafter                                        0.0000%                  0.0500%                  0.2500%
========================================= ======================== ======================== ========================